UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2016

Horsehead Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33658	20-0447377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405 Pittsburgh, Pennsylvania 15205

(Address of principal executive offices, including zip code)

724-774-1020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, on February 2, 2016, Horsehead Holding Corp. (the “Company”) and certain of its direct and indirect wholly-owned subsidiaries, including Horsehead Corporation, Horsehead Metal Products, LLC, The International Metals Reclamation Company, LLC and Zochem Inc. (together with the Company, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under the case styled In re Horsehead Holding Corp., et al., No. 16-10287. On the same date, Zochem Inc., as foreign representative of the Debtors, commenced a proceeding under Part IV of the Companies’ Creditors Arrangement Act in the Ontario Superior Court of Justice (Commercial List) to recognize the Debtors’ Chapter 11 Cases as a foreign main proceeding.

On September 9, 2016, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order Confirming Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (with Technical Modifications) (the “Plan”), as modified in part by the Confirmation Order.

On September 9, 2016, the Bankruptcy Court also entered the Order (I) Approving the Unit Purchase and Support Agreement and Authorizing the Debtors to Honor Their Obligations Thereunder; and (II) Granting Related Relief (the “Approval Order”), which approved and authorized the Debtors’ previously disclosed Unit Purchase and Support Agreement (as amended, modified or restated pursuant to its terms, the “UPA”), entered into in connection with the Plan, on July 11, 2016, with certain holders of claims against the Debtors that are listed therein as plan sponsors (collectively, the “Plan Sponsors”).

On September 12, 2016, the Ontario Superior Court of Justice (Commercial List) entered the Recognition and Discharge Order recognizing, and giving full force and effect in all provinces and territories of Canada to, the Confirmation Order and the Approval Order.

The Debtors expect that the effective date of the Plan (the “Effective Date”) will occur as soon as all conditions precedent to the Plan have been satisfied. Although the Debtors anticipate that all conditions will be satisfied, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, the Confirmation Order and the Approval Order, which are attached hereto as Exhibits 2.1, 99.1 and 99.2, respectively, and incorporated by reference herein. Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings set forth in the Plan or the UPA. The Company filed a copy of the UPA with the Securities and Exchange Commission via a Current Report on Form 8-K on July 14, 2016.

The Plan of Reorganization and Treatment of Claims and Interests

The Plan contemplates a restructuring of the Debtors that will eliminate more than $400.0 million in debt from the Debtors’ balance sheet and will provide the Debtors with the capital necessary to fund distributions to the Debtors’ creditors pursuant to the Plan and provide the Debtors with working capital necessary to fund ongoing operations. In addition, the Plan incorporates an integrated compromise and settlement of claims, including the controversies resolved by the global settlement among the Debtors, the Creditors’ Committee and the Ad Hoc Group of Noteholders, to achieve a beneficial and efficient resolution of the Chapter 11 Cases. The settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims, interests, causes of action and controversies that could be asserted. Additional information regarding the classification and treatment of claims and interests can be found in Article III of the Plan.

Capital Structure

Pursuant to the terms of the Plan, all the Company’s existing equity interests, consisting of authorized and outstanding shares of common stock of the Company, will be deemed automatically cancelled without further action upon the Effective Date. As of September 9, 2016 there were 60,352,479 shares of the Company’s common stock outstanding. Under the Plan, on the Effective Date, the Company will convert into a limited liability company and its limited liability company agreement (the “LLC Agreement”) will become effective on such date. The LLC Agreement will authorize the Company to issue units of New Common Equity. On the Effective Date, units of New Common Equity will be issued to holders of Secured Notes Claims and Unsecured Notes Claims which units of New Common Equity will be subject to, among other things, the terms of the LLC Agreement and dilution for the units of New Common Equity issued or issuable pursuant to the terms of the UPA, the Warrants, the MEIP and the Additional Capital Commitment, as further described in, the Plan and the UPA. To effectuate the Plan, and as further set forth in Articles III and IV of the Plan, the Debtors will, among other things, pursuant to and in accordance with the UPA, receive $160.0 million from the Plan Sponsors on the Effective Date in exchange for units of New Common Equity. In addition, pursuant to and in accordance with the UPA, the Plan Sponsors have committed to purchase up to an additional $100.0 million in units of New Common Equity on a post-Effective Date basis with such commitment being exercisable at the election of the reorganized Company’s board of directors.

Releases and Exculpation

The Plan contains certain release and exculpation provisions that provide releases for the benefit of the Debtors and certain of the claimholders and their respective affiliates and a full exculpation from liability in favor of the Debtors and certain of the claimholders and their respective affiliates, in each case, as further set forth in Article VIII of the Plan.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Debtors as of the most recent practicable date was included in the Monthly Operating Report filed by the Debtors with the Bankruptcy Court on August 22, 2016 for the period from July 1, 2016 and ending on July 31, 2016 (the “Monthly Operating Report”). In the Monthly Operating Report, the Company reported consolidated total assets of $366.2 million and consolidated total liabilities of $613.1 million as of July 31, 2016.

Item 7.01. Regulation FD Disclosure.

Any financial information, projections and estimates of capital structure included herein were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The financial information included herein does not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The inclusion of the information herein should not be regarded as an indication that the Company or its affiliates or representatives consider such information to be a reliable prediction of future events, and the information should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the information contained herein, and none of them undertakes any obligation to publicly update such information to reflect circumstances existing after the date when the information was made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Cautionary Note Regarding Forward-Looking Information

Certain of the information included in this Current Report on Form 8-K or furnished herewith constitutes “forward-looking information” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, it includes information about the Company’s future capital structure. This forward-looking information was, when made, based on current expectations and projections about future events. Readers are cautioned that forward-looking information is not a guarantee of future performance or results and involves substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from that expressed or implied by such forward-looking information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (with Technical Modifications), dated August 26, 2016.

99.1	Findings of Fact, Conclusions of Law, and Order Confirming Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, as entered by the Bankruptcy Court on September 9, 2016.

99.2	Order (I) Approving the Unit Purchase and Support Agreement and Authorizing the Debtors to Honor Their Obligations Thereunder; and (II) Granting Related Relief, as entered by the Bankruptcy Court on September 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 15, 2016	HORSEHEAD HOLDING CORP.

	By:	/s/ Gary R. Whitaker
	Name:	Gary R. Whitaker
	Title:	Vice President, General Counsel and Secretary